UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2023
UiPath, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40348	47-4333187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 60th Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 432-0455
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	PATH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On and effective April 7, 2023, the Board of Directors (the “Board”) of UiPath, Inc. (“UiPath”) appointed Karenann Terrell as a Director. She will stand for election at UiPath’s 2023 Annual Meeting of Stockholders. Ms. Terrell most recently served as Chief Digital and Technology Officer of GlaxoSmithKline Plc from September 2017 through December 2021. Prior to that, Ms. Terrell served as the Chief Information Officer of Walmart Inc. from 2012 through 2017, having joined Walmart in 2010 as the Assistant Chief Information Officer. Ms. Terrell served on the board of Pluralsight, Inc. from 2017 through 2021. Ms. Terrell received a B.S. in Electrical Engineering from Kettering University and a M.S. in Electrical Engineering from Purdue University. We believe Ms. Terrell is qualified to serve on our Board because of her broad IT and digital experiences. She brings to our Board extensive experience as an officer with information technology across industries and as a director of a publicly traded software company.
In connection with her election to the Board, Ms. Terrell will receive a one-time grant of restricted stock units in the amount of $600,000, which will vest over three years, with one-third of the initial RSU vesting on each of the first, second, and third anniversaries of the date of grant. Ms. Terrell has been appointed to the Audit Committee of the Board. There are no arrangements or understandings between Ms. Terrell and any other persons pursuant to which she was elected as a director. The Board has determined that Ms. Terrell is independent in accordance with the applicable rules of the New York Stock Exchange. There are no transactions between Ms. Terrell and UiPath that would require disclosure under Item 404(a) of Regulation S-K.
On April 11, 2023, Ms. Jennifer Tejada, a member of our Board since September 2020, notified UiPath that she has decided to not stand for reelection to our Board at the 2023 Annual Meeting of Stockholders and will be resigning from the Board, effective April 13, 2023. Ms. Tejada’s decision is not due to any disagreements with UiPath. UiPath thanks Ms. Tejada for her service.
A copy of the press release announcing Ms. Terrell’s appointment is attached hereto as Exhibit 99.1. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated April 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UiPath, Inc.

By:	/s/ Brad Brubaker
Chief Legal Officer and Secretary

Date:	April 13, 2023